UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2011

Philip Morris International Inc.

(Exact name of registrant as specified in its charter)

Virginia	1-33708	13-3435103
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

120 Park Avenue, New York, New York		10017-5592
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (917) 663-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 11, 2011, the Company held its Annual Meeting of Stockholders (“Annual Meeting”). There were 1,515,167,063 shares of Common Stock, constituting 84.63% of outstanding shares on the record date (March 15, 2011), represented in person or by proxy at the meeting. The matters voted upon at the Annual Meeting and the results of such voting are set forth below:

Proposal 1: To elect ten directors of the Company.

Name	For	Against	Abstain	Broker Non-Vote

Harold Brown	1,246,837,882	7,765,179	1,738,390	258,825,612
Mathis Cabiallavetta	1,248,478,400	6,035,873	1,827,178	258,825,612
Louis C. Camilleri	1,243,278,633	11,497,406	1,565,412	258,825,612
J. Dudley Fishburn	1,247,192,990	7,382,850	1,752,391	258,825,612
Jennifer Li	1,249,754,792	4,790,257	1,782,881	258,825,612
Graham Mackay	1,239,622,554	14,977,739	1,727,637	258,825,612
Sergio Marchionne	958,000,366	296,302,951	2,037,485	258,825,612
Lucio A. Noto	1,247,010,217	7,625,450	1,705,135	258,825,612
Carlos Slim Helú	1,238,198,005	16,347,021	1,795,957	258,825,612
Stephen M. Wolf	1,246,049,008	8,576,843	1,715,599	258,825,612

All director nominees were duly elected.

Proposal 2: Ratification of the Selection of PricewaterhouseCoopers SA as Independent Auditors.

For	Against	Abstain	Broker Non-Vote
1,506,151,219	5,162,284	3,853,560	—

The proposal was approved.

Proposal 3: Advisory Vote to Approve Executive Compensation.

For	Against	Abstain	Broker Non-Vote
1,014,905,257	236,876,207	4,559,987	258,825,612

The proposal was approved on an advisory basis.

Proposal 4: Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation.

One Year	Two Years	Three Years	Abstain	Broker Non-Vote
1,151,158,719	5,670,027	95,800,781	3,709,006	258,825,612

A frequency of one year was recommended by stockholders on an advisory basis.

In light of these results and consistent with a majority of stockholder votes cast with respect to this proposal, the Company’s Board of Directors determined that an advisory vote on the compensation of the Company’s named executive officers will be conducted every year.

Proposal 5: Stockholder Proposal 1 - Food Insecurity and Tobacco Use.

For	Against	Abstain	Broker Non-Vote
38,883,135	980,610,510	236,841,514	258,825,612

The proposal was defeated.

Proposal 6: Stockholder Proposal 2 - Independent Board Chair.

For	Against	Abstain	Broker Non-Vote
289,311,398	963,195,731	3,826,871	258,825,612

The proposal was defeated.

Item 8.01     Other Events.

On May 11, 2011, the Company’s Board of Directors amended and restated the Philip Morris International Inc. 2008 Stock Compensation Plan for Non-Employee Directors (as so amended and restated effective May 11, 2011, the “Plan”). Previously, each non-employee director received an annual share award having an aggregate fair market value of $140,000. As amended and restated, the Plan provides that the value of the annual share award will be increased to $160,000. The Plan is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits

10.1	Philip Morris International Inc. 2008 Stock Compensation Plan for Non-Employee Directors (amended and restated as of May 11, 2011)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHILIP MORRIS INTERNATIONAL INC.

By:	/s/ JERRY WHITSON
Name:	Jerry Whitson
Title:	Deputy General Counsel and Corporate Secretary

DATE: May 12, 2011

EXHIBIT INDEX

Exhibit No.	Description

10.1	Philip Morris International Inc. 2008 Stock Compensation Plan for Non-Employee Directors (amended and restated as of May 11, 2011)